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                                                                 Exhibit 10.3(j)

                      RESTATED ENHANCED SEVERANCE AGREEMENT

AGREEMENT FOR:  IRA PARKER                           DATED: DECEMBER 20, 2004


A. Because Polaroid Corporation (the "Company") considers you a key contributor to the Company's success and to permit you to focus on your important responsibilities, the Company is offering you enhanced separation benefits upon the following terms:

B. Should the Company terminate your employment effective on or before DECEMBER 20, 2005, other than for "Cause" (as defined below) or should you terminate your employment for "Good Reason" (as defined below) before such date, you will receive the enhanced separation benefits ("Separation Benefits") summarized in Section C, below, only upon full compliance with the following conditions:

     1. Your absolute confidentiality concerning the existence and content of this Agreement, unless disclosure of it is required by law after prior notice to the Company to object to its disclosure; PROVIDED, HOWEVER, that the existence and content of this Agreement may be disclosed in confidence to your attorneys, and tax or financial consultants who also agree to maintain the existence and content of this Agreement in confidence or who are otherwise bound by professional requirements of confidentiality.

     2. Your full and complete general release of any and all claims that you then have or ever had against the Company and its parent, subsidiary and affiliated companies and its and their respective officers, directors, agents, employees, and attorneys arising in connection with or relating to your employment with the Company and the termination of it (including claims under the Federal and state laws relating to equal opportunity, discrimination, ERISA, and other employment-related laws), which release shall be in form and substance satisfactory to the Company.

C.   The Separation Benefits are as follows:

     1. SEVERANCE PAYMENT. A severance payment equal to twelve months of your base pay in effect as of your date of termination from the Company (the "Termination Date"), payable in a stream of payments in accordance with the Company's regular payroll schedule beginning on the regular payroll distribution date, or as soon as reasonably practicable, following the Termination Date.

     2. INCENTIVE BONUS. If at the Termination Date, you were eligible for a bonus incentive plan based on plan applicable to similarly situated active employees with similar participation criteria, you will be eligible to receive such bonus on the following terms: The amount of the bonus will be based exclusively on the actual performance of the Company and its achievement of any financial performance measurements established from time to time by the Company. The bonus, if any, will be payable contemporaneously with the related bonus payout to active employees. The actual bonus payable shall be proportionally adjusted to reflect the number of days in the plan year you were employed by the Company. All decisions relating to your potential bonus payment will be made by the Company's Vice President, Human Resources, and his decision under this subsection shall be final and binding and not subject to arbitration or litigation.

     3. MEDICAL AND DENTAL COVERAGE. The Company will pay up its share of medical and dental insurance premiums for twelve months; the Company's share will be the same proportion of the cost of such coverage as the Company pays for active employees. Should you become eligible to receive medical and dental insurance coverage from another employer, however, your Company coverage will cease. You must promptly notify the Company as soon as your eligibility status changes. For medical and dental benefits, when your subsidized Company

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IRA PARKER                                           DATED: DECEMBER 20, 2004


          coverage will cease, you may be able to continue coverage under COBRA for any remaining COBRA period.

     4. SURVIVOR BENEFITS. Should you become eligible to receive payments and benefits under this Section and die prior to receipt of all such payments and benefits, the residual payments shall be made to your beneficiary(ies). Any residual family medical and dental benefits which you were receiving on your date of death shall continue to the family members you had covered in such medical and dental plans on such date.

     You will not be entitled to any rights and claims under this Agreement if you (a) voluntarily leave employment for any reason other than for Good Reason; (b) are terminated for Cause; or (c) fail to comply with the terms of this Agreement.

     For the purposes of this Agreement, "Cause" shall mean any of the following: (i) willfully engaging in dishonest conduct or in conduct detrimental to the Company or its business reputation; (ii) any violation of your Proprietary Information and Non-Competition Agreement or any other agreement providing for confidentiality, non-solicitation of employees or customers, or similar protections as to intellectual property rights; (iii) the willful and continued failure by you to perform the duties assigned to you (other than any failure resulting from your incapacity due to physical injury or mental illness); (iv) serious and gross misconduct including, but not limited to, the breach of a material corporate or personnel policy; (v) failure to devote your full time and attention to the business affairs of the Company; or (vi) commission of an act that is a felony or involves theft or dishonesty.

     For the purposes of this Agreement, the term "Good Reason" shall mean any of the following: (i) the Company's permitting or causing a material diminution of your duties or responsibilities or assigning to you any duties or responsibilities adversely inconsistent with your present position and status; (ii) the reduction of your annual base salary below your salary as of the date of this Agreement, (iii) requiring you to relocate your principal place of employment to a location that is more than 30 miles from Waltham, Massachusetts; or (iv) the sale of all or substantially all of the Company's assets to a purchaser which does not, prior to the definitive closing of such transaction, agree to assume in writing all of the Company's rights and obligations hereunder.

     Nothing contained in this Agreement alters any of the other terms of your employment. This Agreement does not obligate the Company to continue to employ you for any specific period of time or in any specific role or geographic location. You are, and will remain, an "at will" employee of the Company. Accordingly, the Company is free to terminate your employment at any time, and you are free to terminate your employment with the Company at any time.

     This Agreement, with the other programs and documents referenced herein, embodies the entire agreement between you and the Company with respect to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be effective unless reduced to a written document signed by you and by an authorized Officer of the Company.

D. WAIVER OF JURY TRIAL: YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT AND AS A CONDITION THE PARTIES' ENTERING INTO IT, BOTH THE COMPANY AND YOU GIVE UP RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY ACTION OR PROCEEDING RELATED TO YOUR EMPLOYMENT WITH THE COMPANY.

E. This Agreement replaces all previous agreements relating in whole or in part to the same or similar matters which you may have entered into with the Company. It may not be modified or terminated, in whole or part, except in writing by the Company's Vice President, Human Resources or its Chief

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IRA PARKER                                           DATED: DECEMBER 20, 2004


     Executive Officer. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, successors, representatives, and assigns.

F. You represent that, except as identified in the space below, you have no agreements with or obligations to others in conflict with the foregoing.

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to its conflict of law principles, and shall be deemed an instrument under seal.

This Agreement shall be effective only upon the signatures of both the employee and the Company's Vice President, Human Resources or its Chief Executive Officer.


POLAROID CORPORATION                         ACKNOWLEDGMENT AND ACCEPTANCE:

                                             BY SIGNING BELOW, I ACKNOWLEDGE THE
By:  /s/ Ronald A. Porter                    RECEIPT OF THIS AGREEMENT AND AGREE
     --------------------                    TO ITS TERMS. I ACKNOWLEDGE THAT I
     Ronald A. Porter                        HAVE CAREFULLY READ THIS AGREEMENT
     Vice President, Human Resources         AND HAVE HAD THE OPPORTUNITY TO
                                             BOTH ASK QUESTIONS ABOUT ITS TERMS
                                             AND OBLIGATIONS AND CONSULT WITH MY
                                             LEGAL COUNSEL ABOUT MY RIGHTS AND
                                             OBLIGATIONS UNDER IT.


                                             By: /s/ Ira H. Parker
                                                 -----------------

                                             Date: 12/21/04
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